Exhibit 5.2

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020-1001
April 17, 2017
Main Tel +1 212 506 2500
Main Fax +1 212 262 1910
www.mayerbrown.com

GW Pharmaceuticals plc

Sovereign House, Vision Park, Histon

Cambridge CB24 9BZ

United Kingdom

Re:	GW Pharmaceuticals plc
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to GW Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act, together or separately and in one or more series (if applicable) of:

(i)	ordinary shares of the Company, par value £0.001 per share, to be offered or sold in the form of American Depositary Shares; and

(ii)	senior debt securities of the Company (the “Debt Securities”).

The Debt Securities are to be issued from time to time under an indenture (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), the form of which is included as an exhibit to the Registration Statement.

As special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the form of Base Indenture and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the "Mayer Brown Practices"), which have offices in North America,
Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership

Mayer Brown llp

GW Pharmaceuticals plc

April 17, 2017

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, it is our opinion that, assuming that (i) the Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indenture, (iii) any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and (iv) such Debt Securities have been executed delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

We are admitted to practice in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of New York, and we express no opinion herein concerning the laws of any other jurisdiction. With respect to all matters of the laws of England and Wales, we understand that you are relying upon the opinion, dated the date hereof, of Mayer Brown International LLP, counsel to the Company in England, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mayer Brown International LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Debt Securities or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP